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                                                                  Rule 424(b)(3)
                                                              File No. 333-37285
PRICING SUPPLEMENT NO. 1 DATED JUNE 24, 1998,
(To Prospectus and Prospectus Supplement Dated November 4, 1997)

                                 $100,000,000

                           KIMCO REALTY CORPORATION

                          SERIES A MEDIUM-TERM NOTES
                  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                FIXED RATE NOTES

Interest Rate: 6.73%
Trade Date: June 24, 1998

Issue Price: 100%
Agent's Discount or Commission: $600,000
Net Proceeds to Issuer: $99,400,000

Original Issue Date: June 29, 1998
Stated Maturity Date: June 30, 2005

Interest Payment Dates (if other than April 1 and October 1): N/A
Book Entry: [X]       Certificated: [ ]
Authorized Denomination:  [X]  $1,000 and integral multiples thereof  [ ] Other:
Minimum Denomination:     [X]  $1,000      [ ]Other:
Specified Currency: [X] United States dollars          [ ] Other:
Exchange Rate Agent: N/A

Redemption: [X] The Notes cannot be redeemed prior to maturity.
            [ ] The Notes may be redeemed prior to maturity, as follows:
                   Initial Redemption Date:
                   Initial Redemption Percentage:
                   Annual Redemption Percentage Reduction:

Repayment:  [X] The Notes cannot be repaid prior to maturity.
            [ ] The Notes may be repaid prior to maturity, as follows:
                   Optional Repayment Dates:

Additional/Other Terms: None

Addendum Attached: [ ] Yes         [X] No

Agent:   [X] Merrill Lynch & Co.
         [ ] Chase Securities Inc.
         [X] First Chicago Capital Markets, Inc.
         [X] J.P. Morgan Securities Inc.
         [X] Morgan Stanley & Co. Incorporated
         [X] Goldman, Sachs & Co.
         [ ] Other: